Exhibit 99.2

A majority of our customers have primary health coverage under Medicare Part B, and recently enacted and future changes in the reimbursement rates or payment methodologies under the Medicare program could materially and adversely affect our business.

As a provider of home oxygen and other respiratory therapy services for the home health care market, we have historically depended heavily on Medicare reimbursement as a result of the high proportion of elderly persons suffering from respiratory disease. Medicare Part B, the Supplementary Medical Insurance Program, provides coverage to eligible beneficiaries for durable medical equipment (“DME”), such as oxygen equipment, respiratory assistance devices, continuous positive airway pressure devices, nebulizers and associated respiratory medications, hospital beds and wheelchairs for the home setting. Approximately 71 percent of our customers have primary coverage under Medicare Part B. There are increasing pressures on Medicare to control health care costs and to reduce or limit reimbursement rates for home medical equipment and services. Medicare reimbursement is subject to statutory and regulatory changes, retroactive rate adjustments, administrative and executive orders and governmental funding restrictions, all of which could materially decrease payments to us for the services and equipment we provide.

Recent legislation, including the Deficit Reduction Act of 2005 (“DRA”) and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”), contain provisions that directly impact reimbursement for the primary respiratory and other DME products provided by Lincare. DRA contains provisions that will negatively impact reimbursement for oxygen equipment beginning in 2009 and DME items subject to capped rental payments beginning in 2007. MMA significantly reduced reimbursement for inhalation drug therapies beginning in 2005, reduced payment amounts for five categories of DME, including oxygen, beginning in 2005, freezes payment amounts for other covered DME items through 2007, establishes a competitive acquisition program for DME beginning in 2008, and implements quality standards and accreditation requirements for DME suppliers. The DRA and MMA provisions, when fully implemented, could materially and adversely affect our business, financial condition, operating results and cash flows.

A significant percentage of our business is derived from the sale and rental of Medicare-covered oxygen and DME items, and recent legislative acts impose substantial changes in the Medicare payment methodologies and reductions in the Medicare payment amounts for these items. Furthermore, legislative proposals currently under consideration by the U.S. Congress could impose even deeper payment reductions for Medicare-covered oxygen equipment which could have a material adverse effect on our net revenues, operating income, cash flows and financial position.

DRA changes the reimbursement methodology for oxygen equipment from continuous monthly payment for as long as the equipment is in use by a Medicare beneficiary, which includes payment for oxygen contents and maintenance of equipment, to a capped rental arrangement whereby payment for oxygen equipment (including portable oxygen equipment) may not extend over a period of continuous use of longer than 36 months. On the first day that begins after the 36th continuous month during which payment is made for the oxygen equipment, the supplier would transfer title of the equipment to the beneficiary. Separate payments for oxygen contents would continue to be made for the period of medical need beyond the 36th month. According to the legislation, additional payments for maintenance and service of the oxygen equipment would be made for parts and labor not covered by a supplier’s or manufacturer’s warranty. The oxygen provisions contained in DRA became effective on January 1, 2006. In the case of beneficiaries receiving oxygen equipment prior to the effective date, the 36-month period of continuous use began on January 1, 2006. Accordingly, the first month in which the new payment methodology will impact our net revenues is January 2009.

Congress is currently considering legislation that would reduce payments in certain circumstances for continuous use of oxygen equipment by Medicare beneficiaries. Specifically, on August 1, 2007, the United States House of Representatives (the “House”) passed H.R. 3162 (entitled “Children’s Health and Medicare Protection Act of 2007”) which contains a provision that would reduce the 36-month rental period for stationary oxygen equipment to 18 months. Comparative legislation in the United States Senate, as represented by S.AMDT.2530 (entitled “A bill to amend title XXI of the Social Security Act to reauthorize the State Children’s Health Insurance Program, and for other purposes”) and which passed on August 2, 2007, contains no reductions in Medicare payment for oxygen equipment. The final legislation passed by Congress (as represented by H.R. 976, the “Children’s Health Insurance Program Reauthorization Act of 2007”) is very similar to the narrower Senate bill in that it does not contain reductions in Medicare payment for oxygen equipment. However, H.R. 976 was vetoed by President George W. Bush on October 3, 2007 and a veto override vote subsequently failed in the House on October 18, 2007. It is anticipated that future legislation to be considered later this year will include changes to the Medicare program. It is possible that reimbursement changes for oxygen equipment could be reconsidered at that time. Further reductions in Medicare reimbursement for oxygen equipment could have a material adverse effect on the Company’s net revenues, operating income, cash flows and financial position.

On November 1, 2006, the Centers for Medicare and Medicaid Services (“CMS”) published rule CMS-1304-F, describing the Medicare regulations, as interpreted by CMS, required to implement the DRA oxygen provisions. The rule codifies the new payment methodology and related provisions with respect to oxygen, including, but not limited to, defining the 36-month capped rental period of continuous use, transfer of title, payment for oxygen contents for beneficiary-owned oxygen equipment, payment for maintenance and servicing of oxygen equipment and procedures for replacement of beneficiary-owned equipment. The DRA oxygen provisions and related regulations represent a fundamental change in the Medicare payment system for oxygen. These provisions are complex, and are expected to result in profound changes in the provider-customer relationship for oxygen equipment and related services. The Company is evaluating the potential impact of the DRA oxygen provisions on its business and believes that the 36-month rental cap will have a material adverse effect on the Company’s net revenues, operating income, cash flows and financial position when it takes effect in 2009 and beyond.

Included in rule CMS-1304-F are changes to the Medicare payment rates for oxygen and oxygen equipment that took effect on January 1, 2007. CMS is exercising its authority under the Balanced Budget Act of 1997 (“BBA”) to establish separate classes and monthly payment rates for oxygen. The rule establishes a new class and monthly payment amount for oxygen-generating portable equipment (“OGPE”), which includes oxygen transfilling equipment and portable oxygen concentrators. An OGPE add-on payment, applicable during the 36-month rental period, will be made for these systems in the amount of $51.63. Payments for the new OGPE add-on began on January 1, 2007 for new and existing oxygen users. CMS is also increasing the monthly payment amounts for portable oxygen contents for beneficiary-owned liquid or gaseous oxygen equipment from approximately $20.77 to $77.45. The increase in payments for portable oxygen contents became effective on January 1, 2007 for new and existing oxygen users. The BBA requires these changes to be budget neutral, and accordingly, CMS reduced other Medicare oxygen payment rates beginning in 2007. As a result, the monthly payment amount for stationary oxygen equipment will decrease each year in order to offset the anticipated increase in Medicare spending for OGPE and oxygen contents. For 2007 and 2008, the payment rate for stationary oxygen equipment will be $198.40, which is expected to reduce our net revenues and operating income by approximately $6.0 million annually. According to CMS, the projected rates for 2009 and 2010 are $193.21 and $189.39, respectively. Budget neutrality requires that Medicare’s total spending for all modalities of oxygen equipment, including contents, be the same under the proposed changes as it would be without the changes. CMS’ budget neutral calculations were based on an assumption that five percent of oxygen users will shift to OGPE equipment. CMS will revise payment rates in future years under the methodology specified in the rule based on actual OGPE use and updated data on the distribution of beneficiaries using oxygen equipment. To the extent that the Company’s distribution of oxygen equipment and oxygen contents in future years mirrors that of the overall Medicare market, these future payment rate revisions would not be expected to have a significant effect on the overall level of reimbursement for our oxygen business.

DRA also changes the reimbursement methodology for items of DME in the capped rental payment category, including but not limited to such items as continuous positive airway pressure (“CPAP”) devices, certain respiratory assist devices, nebulizers, hospital beds and wheelchairs. For such items of DME, payment may not extend over a period of continuous use of longer than 13 months. The option for a supplier to retain ownership of the item after a 15-month rental period and receive semi-annual maintenance and service payments will be eliminated. On the first day that begins after the 13th continuous month during which payment is made for the item, the supplier will transfer title of the item to the beneficiary. Additional payments for maintenance and service of the item will be made for parts and labor not covered by a supplier’s or manufacturer’s warranty. The DME capped rental provisions contained in DRA apply to items furnished for which the first rental month occurs on or after January 1, 2006. Accordingly, the first month in which the new payment methodology impacted our net revenues was February 2007. Included in rule CMS-1304-F is a discussion of the Medicare regulations, as interpreted by CMS, necessary to implement the DME capped rental changes contained in the DRA. In addition, on January 26, 2006, CMS announced a final rule revising the payment classification of certain respiratory assist devices (“RADs”). RADs with a backup rate feature were reclassified as capped rental DME items effective April 1, 2006, whereby payments to providers of such devices will cease after the 13th continuous month of rental. Prior to the rule, providers were paid a continuous monthly rental amount over the entire period of medical necessity. In cases where Medicare beneficiaries received the item prior to April 1, 2006, only the rental payments for months after the effective date count toward the 13-month cap. Accordingly, the first month is which the new payment methodology impacted our net revenues was May 2007. The Company estimates that the capped rental changes to DME and RADs will reduce the Company’s net revenues and operating income by approximately $12.0 million in 2007 and by approximately $24.0 million in 2008. In addition, the transfer of ownership provisions affecting Medicare capped rental equipment resulted in a reduction in the estimated useful lives of such equipment beginning in 2006 and a corresponding increase in depreciation expense. The Company will continue to evaluate its estimates of useful lives based on its experience with ownership transfers of capped rental equipment in future periods, which may result in further increases in depreciation expense in 2007 and beyond.

A significant percentage of our business is derived from the sale of Medicare-covered respiratory medications, and recent legislation imposed significant reductions in Medicare reimbursement for such inhalation drugs.

Historically, prescription drug coverage under Medicare has been limited to drugs furnished incident to a physician’s services and certain self-administered drugs, including inhalation drug therapies. Prior to MMA, Medicare reimbursement for covered Part B drugs, including inhalation drugs that we provide, was limited to 95 percent of the published average wholesale price (“AWP”) for the drug. MMA established new payment limits and procedures for drugs reimbursed under Medicare Part B. Beginning in 2005, inhalation drugs furnished to Medicare beneficiaries are reimbursed at 106 percent of the volume-weighted average selling price (“ASP”) of the drug, as determined from data provided each quarter by drug manufacturers under a specific formula described in MMA. Implementation of the ASP-based formula resulted in a dramatic reduction in payment rates for inhalation drugs. We can not determine whether quarterly updates in ASP pricing data submitted by drug manufacturers and adopted by CMS will continue to result in ongoing reductions in payment rates for inhalation drugs, and what impact such payment reductions could have on our business in the future. We can also not predict whether Congress would adopt changes to the ASP pricing methodology that would result in further reductions to inhalation drug payment rates. Such payment adjustments could have a material adverse effect on our financial position and operating results.

On December 20, 2006, CMS initiated a national coverage determination process for certain nebulized inhalation drugs used in the treatment of lung diseases. National coverage determinations are determinations by CMS with respect to whether or not a particular item or service is covered nationally by the Medicare program. In order to be covered by Medicare, an item or service must fall within one or more benefit categories contained within the Medicare program, and must not be otherwise excluded from coverage. Included in the coverage review process were two commonly prescribed inhalation drugs, Xopenex®1 and DuoNeb®2. On June 20, 2007, CMS announced that, after examining the available medical evidence, no national coverage determination for these inhalation drugs is appropriate at this time. CMS concluded that the current medical record does not provide sufficient evidence on which to base a national coverage determination. CMS indicated that any coverage decisions with respect to these medications should be made by local contractors through local coverage determination processes or case-by-case adjudication. The Company can not predict whether the local carriers, or DME MACs, will undertake a separate process that would affect coverage for these drugs, either in aggregate or with respect to individual beneficiaries. Elimination of, or a significant reduction in, coverage by Medicare for either of these inhalation drugs could have a material adverse effect on our financial position and results of operations.

Recent legislation establishing a competitive bidding process under Medicare could reduce our revenues, net income and cash flows.

Recent legislation instructs CMS to establish and implement programs under which competitive acquisition areas will be established throughout the United States for contract award purposes for the furnishing of competitively priced items of DME, including oxygen equipment. The program will be implemented in phases such that competition under the program will occur in ten of the largest MSAs in 2008, 80 of the largest MSAs in 2009, and additional areas after 2009. Items selected for competitive acquisition will be phased in first among the highest cost and highest volume items and services or those items and services that CMS determines have the largest savings potential. In carrying out such programs, CMS may exempt rural areas and areas with low-population density within urban areas that are not competitive, unless there is a significant national market through mail order for a particular item or service.

[1]	Xopenex® is a registered trademark of Sepracor, Inc.
[2]	DuoNeb® is a registered trademark of Dey L.P.

For each competitive acquisition area, CMS will conduct a competition under which providers will submit bids to supply certain covered items of DME. Successful bidders will be expected to meet certain program quality standards in order to be awarded a contract and only successful bidders can supply the covered items to Medicare beneficiaries in the acquisition area. The applicable contract award prices are expected to be less than would be paid under current Medicare fee schedules, and contracts will be re-bid at least every three years. CMS will be required to award contracts to multiple entities submitting bids in each area for an item or service, but will have the authority to limit the number of contractors in a competitive acquisition area to the number needed to meet projected demand. CMS may use competitive bid pricing information to adjust the payment amount otherwise in effect for an area that is not a competitive acquisition area.

On April 2, 2007, CMS issued rule CMS-1270-F implementing the competitive bidding program. Initially, the new competitive bidding program will replace the current Medicare fee schedule in ten of the largest MSA’s across the country and will apply to ten categories of DME and medical supplies. CMS concluded the bidding process in late September, and expects to announce winning suppliers early next year and to have payments under the program go into effect in July 2008. We can not predict the outcome of the competitive bidding program on our business or the Medicare payment rates that will be in effect in 2008 and beyond for the items subjected to competitive bidding.

Future reductions in reimbursement rates under Medicaid could reduce our revenues, net income and cash flows.

Due to budgetary shortfalls, many states are considering, or have enacted, cuts to their Medicaid programs, including funding for our equipment and services. These cuts have included, or may include, elimination or reduction of coverage for some or all of our equipment and services, amounts eligible for payment under co-insurance arrangements, or payment rates for covered items. Approximately 7% of our customers are eligible for primary Medicaid benefits, and State Medicaid programs fund approximately 12% of our payments from primary and secondary insurance benefits. Continued state budgetary pressures could lead to further reductions in funding for the reimbursement for our equipment and services which, in turn, could have a material adverse effect on our financial position and operating results.

Future reductions in reimbursement rates from private payors could have a material adverse effect on our financial condition and operating results.

Payors such as private insurance companies and employers are under pressure to increase profitability and reduce costs. In response, certain payors are limiting coverage or reducing reimbursement rates for the equipment and services we provide. Approximately 21% of our customers and approximately 29% of our primary and secondary payments are derived from private payors. Continued financial pressures on these entities could lead to further reimbursement reductions for our equipment and services that could have a material adverse effect on our financial condition and operating results.

We depend upon reimbursement from third-party payors for a significant majority of our revenues, and if we fail to manage the complex and lengthy reimbursement process, our business and operating results could suffer.

We derive a significant majority of our revenues from reimbursement by third-party payors. We accept assignment of insurance benefits from customers and, in most instances, invoice and collect payments directly from Medicare, Medicaid and private insurance carriers, as well as from customers under co-insurance provisions. Approximately 52% of our revenues are derived from Medicare, 29% from private insurance carriers, 12% from Medicaid and the balance directly from individual customers and commercial entities.

Our financial condition and results of operations may be affected by the reimbursement process, which in the health care industry is complex and can involve lengthy delays between the time that services are rendered and the time that the reimbursement amounts are settled. Depending on the payor, we may be required to obtain certain payor-specific documentation from physicians and other health care providers before submitting claims for reimbursement. Certain payors have filing deadlines and they will not pay claims submitted after such time. We can not ensure that we will be able to continue to effectively manage the reimbursement process and collect payments for our equipment and services promptly.

We are subject to a corporate integrity agreement with the Office of Inspector General, and if we fail to comply with the terms of the corporate integrity agreement, we could suffer severe criminal, civil or administrative sanctions.

In May of 2006, we resolved several investigations by the Office of Inspector General and the U.S. Department of Justice. As part of the resolution, we entered into a five-year corporate integrity agreement with the Office of Inspector General. Violations of the terms of the corporate integrity agreement could result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.

We intend to use a significant portion of the proceeds from the issuance of the debentures to repurchase shares of our common stock and use the remaining proceeds to make selective business acquisitions and for general corporate purposes, including the repayment of debt or other obligations, which could reduce our cash reserves available for repayment of the debentures. In addition, our repurchase of common stock may raise or maintain the market price of our common stock above independent market levels or prevent or retard a percentage decline in the market price of our common stock.

We have repurchased in excess of $850.0 million of our common stock in open market transactions over the past three years and expect to continue to repurchase our common stock when we determine that such transactions are an attractive use of capital. We intend to use approximately $150.0 million of the net proceeds from the issuance of the debentures to acquire shares of our common stock, concurrently with this offering, and we may use additional proceeds for further stock repurchases following this offering. These purchases may raise or maintain the market price of our common stock above independent market levels or prevent or retard a percentage decline in the market price of our common stock. Over the past three years we have acquired the business and related assets of 34 companies for approximately $248.0 million and expect to continue to make acquisitions when we determine that such transactions are an attractive use of capital. We intend to use any remaining proceeds from the issuance of the debentures for general corporate purposes, which may include the repayment of debt or other obligations. Repurchases of our common stock, selective business acquisitions and general corporate purposes, including the repayment of debt or other obligations, could reduce our cash reserves available for repayment of the debentures.